UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 27, 2021

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

 Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On April 27, 2021, Sound Financial Bancorp, Inc. (the “Company”), the holding company for Sound Community Bank (the “Bank”), hired Jennifer L. Mallon to serve as the Company’s Senior Vice President and Chief Accounting Officer, effective May 24, 2021.  Ms. Mallon, age 37, joins the Company from Banc of California, Inc., a bank holding company headquartered in Santa Ana, CA, with approximately $7.9 billion in assets, where she served as Senior Vice President of Financial Reporting since July 2019.  Prior to joining Banc of California, Ms. Mallon served as Senior Vice President and Director of Financial Reporting at Pacific Mercantile Bancorp from January 2014 to June 2019.

There are no arrangements or understandings between Ms. Mallon and any other persons pursuant to which she was selected as Senior Vice President and Chief Accounting Officer. Ms. Mallon has no family relationship with any other director or executive officer of the Company, nor with any person nominated or chosen to serve as a director or executive officer of the Company.  There are no “related party transactions” between Ms. Mallon and the Company or the Bank that require disclosure pursuant to Item 404(a) of Regulation S-K.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Ms. Mallon is a party, or in which she participates, that was entered into or amended, in connection with Ms. Mallon being appointed as Senior Vice President and Chief Accounting Officer of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: April 30, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President, CEO and Interim CFO